Exhibit 99.3

The unaudited pro forma information below gives effect to the share exchange between Camp Nine, Inc. and Relmada Therapeutics, Inc.  as if it had been consummated as of December 31, 2013.  The unaudited pro forma information has been derived from the historical Financial Statements of these two companies.  The unaudited pro forma information is for illustrative purposes only.  You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

Camp Nine, Inc. and Relmada Therapeutics, Inc.
Pro Forma Combined Statements of Operations
(Unaudited)

	As of February 28, 2014	As of December 31, 2013
	Camp Nine, Inc.	Relmada Therapeutics, Inc.			Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,626	$3,522,450	(5)		$2,626	$3,527,702
Prepaid expenses		10,325				10,325
Inventory	6124		(5)		(6,124)	-
Deferred financing costs, net of amortization of $69,546		78,724	(3)		(78,724)	0

Total current assets	8,750	3,611,499			(82,222)	$3,538,027

Fixed assets, net of accumulated depreciation of $550 and $373, respectively	1,250	8,498	(5)		(1,250)	8,498
Other assets		12,100				12,100

Total assets	$10,000	$3,632,097			(83,472)	$3,558,625

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$41,155	$180,319	(5)		(41,155)	180,319
Accrued expenses	-	438,658	(3)		(33,305)	405,353
Derivative liabilities	-	20,103,425	(4)			20,103,425
Subordinated promissory notes payable, net	-	758,951	(3)		(758,951)	-

Total current liabilities	41,155	21,481,353			(833,411)	20,689,097

Long-term liability – accrued expense	0	100,000			-	100,000

Total liabilities	41,155	21,581,353			(833,411)	$20,789,097

Commitments and contingencies

Stockholders’ deficit:
Series A preferred stock, 0, 1,360,413 and 0 issued, outstanding and pro forma, respectively	-	1,360	(1)		(1,360)	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 28,500,000, 4,958,777, 23,026,693 issued, outstanding and pro forma, respectively	28,500	4,959	(1)		(10,432)	23,027
Additional paid-in capital	15,000	16027084	(1	)(2)(5)	687,077	16,729,161
Deficit accumulated during the development stage	(74,655)	(33,982,659)	(2	)(3)	74,655	(33,982,659)

Total stockholders’ deficit	(31,155)	(17,949,256)			749,940	(17,230,471)

Total liabilities and stockholders’ deficit	$10,000	$3,632,097			(83,472)	$3,558,625

Pro forma footnotes:

(1)	To record 100% of Relmada Therapeutics, Inc.’s fully diluted shares in exchange for 80% of Camp Nine, Inc. shares.

(2)	To eliminate accumulated deficit during the development stage of Camp Nine, Inc.

(3)
To eliminate deferred financing fees, accrued interest and subordinated debt that were associated the common stock that was recorded to additional to paid-in-capital as a result of a merger with Camp Nine, Inc.

(4)	Does not reflect the reclassification of the derivative liabilities to additional paid-in-capital, upon the merger with Camp Nine.

(5)	To eliminate all assets and accrued expenses of Camp Nine Inc. upon the reverse merger. Relmada Therapeutics, Inc. is not assuming any assets nor any liabilities in this merger.

(6)	Gives effect to a retroactive share exchange whereby the shareholders of Relmada Therapeutics, Inc. exchanged ten shares of common shares and received one common share of Camp Nine common stock.

The unaudited pro forma information below gives effect to the share exchange between Camp Nine, Inc. and Relmada Therapeutics, Inc.( the "Company") as if it had been consummated as of the beginning of the applicable period.  The unaudited pro forma information has been derived from the historical Financial Statements of these two companies.  The unaudited pro forma information is for illustrative purposes only.  You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

Camp Nine, Inc. and Relmada Therapeutics, Inc.
Pro Forma Combines Statements of Operations
(Unaudited)

	For the Three Months Ended
	February 28, 2014	March 31, 2014
	Camp Nine, Inc.	Relmada Therapeutics, Inc.		Pro Forma Adjustments	Combined

Product revenues	$682	$-		$-	$682
Cost of goods sold	685	-		-	685
Gross profit (loss)	(3)	-		-	(3)

Operating expenses:
General and administrative	(3,121)	(496,103)	(2)	500	(498,724)
Research and development	-	(215,793)		-	(215,793)
Total operating expenses	(3,121)	(711,896)			(715,017)

Loss from operations	(3,124)	(711,896)		(500)	(715,520)

Other income (expenses):
Change in fair value of derivative liabilities	-	7,329,526		-	7,329,526
Interest income	-	-		-	-
Interest expense	-	(123,800)	(1)	123,800	-
Total other expenses	-	7,205,726		123,800	7,329,526

Net (loss) income	$(3,124)	$6,493,830		$123,300	$6,614,006

Net loss (income ) per common share - basic	$(0.00)	$1.30			$0.33

Net loss (income ) per common share - diluted	$(0.00)	$0.31			$0.30
Weighted average number of common shares outstanding - basic	28,500,000	4,983,511			19,754,270

Weighted average number of common shares outstanding - diluted	28,500,000	20,960,697			22,127,329

(1)	To eliminate expenses of notes including accrued interest, debt discounts as if the transaction occurred at the beginning of the period.

(2)	Elimination of depreciation expense since the Camp Nine, Inc. assets are not being assumed by the Company.

(3)	Gives effect to a retroactive share exchange whereby the shareholders of Relmada Therapeutics, Inc. exchanged ten shares of common shares and received one common share of Camp Nine common stock.

The unaudited pro forma information below gives effect to the share exchange between Camp Nine, Inc. and Relmada Therapeutics, Inc. (the "Company) as if it had been consummated as of the beginning of the applicable period.  The unaudited pro forma information has been derived from the historical Financial Statements of these two companies.  The unaudited pro forma information is for illustrative purposes only.  You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

Camp Nine, Inc. and Relmada Therapeutics, Inc.
Pro Forma Combined Statements of Operations
(Unaudited)

	For the Years Ended
	February 28, 2014	December 31, 2013
	Camp Nine, Inc	Relmada Therapeutic, Inc.	Pro Forma Adjustments		Pro Forma Combined

Product revenues	$3,166	$-	$-		$3,166
Cost of goods sold	2,693	-	-		2,693
Gross profit	473	-	-		473

Operating expenses:
General and administrative	(49,820)	$(1,525,257.00)	500	(2)	(1,574,577)
Research and development	-	(5,248,669)	-		(5,248,669)
Total operating expenses	(49,820)	(6,773,926)	500		(6,823,246)
					-
Loss from operations	(49,347)	(6,773,926)			(6,823,273)
					-
Other income (expenses):
Change in fair value of derivative liabilities	-	(12,877,675)			(12,877,675)
Interest income	-	-			-
Interest expense	-	(220,307)	220,307	(1)	(220,307)
Total other expenses	-	(13,097,982)	220,307		(13,097,982)

Net loss	$(49,347)	$(19,871,908)	$220,307		$(19,700,948)

Net loss per common share - basic and diluted	$(0.00)	$(0.82)			$(0.86)

Weighted average number of common shares outstanding - basic and diluted	26,636,986	24,292,670			23,026,693

(1)	To eliminate expenses of notes including accrued interest, debt discounts as if the transaction occurred at the beginning of the period.

(2)	To eliminate depreciation expense since the Camp Nine assets are not being assumed by the Company.

(3)	Gives effect to a retroactive share exchange whereby the shareholders of Relmada Therapeutics, Inc. exchanged ten shares of common shares and received one common share of Camp Nine common stock.